UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  February 13, 2017

HELIX TCS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-55722	81-4046024
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5300 DTC Parkway, Suite 300, Greenwood Village, CO 80111

(Address of Principal Executive Offices) (Zip Code)

(720) 328-5372

Registrant's telephone number, including area code

_______________________________________________________

 (Former name or former address, if changed since last report)

            Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

On February 13, 2017, Helix TCS, Inc. (the “Company” or “we”) executed a secured 10% convertible promissory note of the Company with a single note holder (“Holder”), in the principal amount of US$183,333.33 (together with any note(s) issued in replacement thereof or as a dividend thereon or otherwise with respect thereto in accordance with the terms thereof, the “Notes”), upon the terms and subject to the limitations and conditions set forth in such Notes. The form of the Note is attached as Exhibit 10.1.

The Note, bearing a guaranteed interest rate of 10%, was entered into on February 13, 2017 for $183,333.33, and matures on September 12, 2017. The Note was funded and the Company received $166,666.66 on February 17, 2017 (the “Effective Date”), with the remaining $16,666.67 being retained by the Holder. The Note additionally bears the lower of a 20% per annum, or the highest rate permitted by law, in the Event of Default. The Company may prepay the Note in whole or in part at any time, up to 180 days after the Effective Date, by paying the principal amount to be prepaid together with premium interest thereon to the date of prepayment. After 180 days from the Effective Date, the consent of Holder is required to prepay any amount.

The Holder has the right, at the Holder’s sole option, at any time to convert in whole or in part the outstanding and unpaid Principal Amount under this Note into shares of Common Stock of the Company at $1.50 per share.

The Company agreed to issue 25,000 warrants to purchase one share of Common Stock each, exercisable at $1.00 per share. The warrants will expire after 5 years.

SECTION 2 - FINANCIAL INFORMATION

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See the disclosures under Item 1.01 of this Current Report on Form 8-K.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Exhibits.

The following exhibits are filed with this report on Form 8-K.

Exhibit Number	Exhibit

10.1	Form of Secured Convertible Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

HELIX TCS, INC.

By: /s/ Zachary L. Venegas

Zachary L. Venegas, Chief Executive Officer

Date: February 22, 2017